ESCROW AGREEMENT

THIS AGREEMENT made as of the 9th day of July, 2010

AMONG:

WINECOM INC.
(“Winecom”)

     OF THE FIRST PART

AND:

W.L. MACDONALD LAW CORPORATION
(the “Escrow Agent”)

OF THE SECOND PART

WITNESSES THAT WHEREAS:

A. Winecom is conducting a direct offering of its common stock registered on a Form S-1 at a price of $0.04 per share (the “Offering”).

B. Winecom cannot close the Offering until a minimum of 1,000,000 shares has been purchased by investors (the “Minimum”); and

C. Winecom desires to appoint the Escrow Agent, and the Escrow Agent has agreed to act as escrow agent to hold all proceeds of the Offering in escrow until the Minimum is reached.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 Wherever used in this Agreement, unless the context otherwise requires, the following words and terms will have the meanings shown:

(a)	“Agreement” means this Escrow Agreement and any amendments to it;

(b)	“Subscription Funds” means subscription proceeds delivered to the Escrow Agent to be held in escrow pursuant hereto by investors purchasing Winecom shares pursuant to the Offering;

(c)	“Release Schedule” means the following Schedule for the release of the Subscription Funds as indicated:

Amount of Shares Sold upon termination of Offering	Date of Release - Condition of Delivery
1,000,000+	Subscription proceeds for all common shares sold released to Winecom
Less than 1,000,000	Subscription proceeds for all common shares returned to subscribers

1.2 In this Agreement:

(a)	the headings have been inserted for convenience of reference only and in no way define, limit, or enlarge the scope or meaning of the provisions of this Agreement;

(b)	all references to any party, whether a party to this Agreement or not, will be read with such changes in number and gender as the context or reference requires; and

(c)	when the context hereof makes it possible, the word “person” includes in its meaning any firm and any body corporate or politic.

2. DEPOSIT INTO ESCROW

2.1 Upon the execution of a subscription agreement by an investor purchasing common shares of Winecom pursuant to the Offering, each investor or Winecom, if it has been entrusted as such by the investor, shall deliver Subscription Funds to the Escrow Agent.

2.2 The Escrow Agent will hold the Funds in escrow and undelivered and will, unless then prohibited by an order of a Court of competent jurisdiction, deliver the Funds to Winecom in accordance with the Release Schedule, as set out herein.

2.3 Winecom irrevocably authorizes and directs the Escrow Agent to hold the Subscription Funds and only release them in accordance with the Release Schedule, provided Winecom has sold sufficient shares of its common stock in the Offering to meet the Minimum.

3. ESCROW PROVISIONS

3.1 Winecom hereby directs the Escrow Agent to retain the Subscription Funds and not to cause anything to be done to release the same from Escrow except in accordance with this Agreement. The Escrow Agent accepts its responsibilities hereunder and agrees to perform them in accordance with the terms hereof.

3.2 The parties agree that the Escrow Agent shall release the Subscription Funds in accordance with the Release Schedule.

3.3 In the event that the Winecom is not able to, pursuant to the Offering, sell a sufficient number of shares of its common stock to reach the Minimum by the time the Offering is terminated; all Subscription Funds shall be returned by the Escrow Agent to the original subscribers, without any further instructions being required.

4. ESCROW AGENT

4.1 In exercising the rights, duties and obligations prescribed or confirmed by this Agreement, the Escrow Agent will act honestly and in good faith and will exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

4.2 Winecom covenants and agrees from time to time and at all times hereafter well and truly to save, defend and keep harmless and fully indemnify the Escrow Agent, its successors and assigns from and against all loss, costs, charges, suits, demands, claims, damages and expenses which the Escrow Agent, its successors or assigns may at any time or times hereafter bear, sustain, suffer or be put unto for or by reason or on account of its acting pursuant to this Agreement or anything in any manner relating thereto or by reason of the Escrow Agent’s compliance in good faith with the terms hereof.

4.3 In case proceedings should hereafter be taken in any court respecting the Subscription Funds, the Escrow Agent will not be obliged to defend any such action or submit its rights to the court until it has been indemnified by other good and sufficient security in addition to the indemnity given in Clause 4.2 against its costs of such proceedings.

4.4 The Escrow Agent will have no responsibility in respect of loss of the Subscription Funds except the duty to exercise such care in the safekeeping thereof as it would exercise if the Subscription Funds belonged to the Escrow Agent. The Escrow Agent may act on the advice of counsel but will not be responsible for acting or failing to act on the advice of counsel.

4.5 The Escrow Agent will not be bound in any way by any contract between the other parties hereto whether or not it has notice thereof or of its terms and conditions and the only duty, liability and responsibility of the Escrow Agent will be to hold the Subscription Funds as herein directed and to pay and deliver the same to such persons and other such conditions as are herein set forth.

4.6 In the event that the Subscription Funds are attached, garnished or levied upon under any court order, or if the delivery of such property is stayed or enjoined by any court order or if any court order, judgment or decree is made or entered affecting such property or affecting any act by the Escrow Agent, the Escrow Agent may, in its sole discretion, obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, notwithstanding any provision of this Agreement to the contrary. If the Escrow Agent obeys and complies with any such writs, orders, judgments or decrees, it will not be liable to any of the parties hereto or to any other person, form or corporation by reason of such compliance, notwithstanding that such writs, orders, judgments or decrees may be subsequently reversed, modified, annulled, set aside or vacated.

4.7 Except as herein otherwise provided, the Escrow Agent is authorized and directed to disregard in its sole discretion any and all notices and warnings which may be given to it by any of the parties hereto or by any other person, firm, association or corporation. It will, however, obey the order, judgment or decree of any court of competent jurisdiction, and it is hereby authorized to comply with and obey such orders, judgments or decrees and in case of such compliance, it shall not be liable by reason thereof to any of the parties hereto or to any other person, firm, association or corporation, even if thereafter any such order, judgment or decree may be reversed, modified, annulled, set aside or vacated.

4.8 If written notice of protest is made by Winecom to the Escrow Agent to any action contemplated by the Escrow Agent under this Agreement, and such notice sets out reasons for such protest, the Escrow Agent may continue to hold the Subscription Funds until the right to the documents is legally determined by a court of competent jurisdiction or otherwise.

4.9 The Escrow Agent may resign as Escrow Agent by giving not less than 30 days’ notice thereof to Winecom. Winecom may terminate the Escrow Agent by giving not less than 30 days’ notice to the Escrow Agent. The resignation or termination of the Escrow Agent will be effective and the Escrow Agent will cease to be bound by this Agreement on the date that is 30 days after the date of receipt of the termination notice given hereunder or on such other date as the Escrow Agent and Winecom may agree upon. All indemnities granted to the Escrow Agent herein will survive the termination of this Agreement or the termination or resignation of the Escrow Agent.

5. GENERAL

5.1 Except as herein otherwise provided, no subsequent alteration, amendment, change, or addition to this Agreement will be binding upon the parties hereto unless reduced to writing and signed by the parties.

5.2 This Agreement will enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators and successors.

5.3 The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

5.4 This Agreement will be governed by and construed in accordance with the law of the State of Nevada.

5.5 Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy. Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the electronic communication was successfully transmitted, as the case may be. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

5.6 Time is of the essence of this Agreement.

5.7 It is understood and agreed by the parties to this Agreement that the only duties and obligations of the Escrow Agent are those specifically stated herein and no other.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed under seal and delivered this 9th day of July, 2010.

WINECOM INC.

Per: /s/ Mordechay David
       Authorized Signatory

W.L. MACDONALD LAW CORPORATION

Per: /s/ William Macdonald
        Authorized Signatory